Exhibit 10.1

TWENTY- FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This Twenty-First Amendment to Forbearance Agreement (the “Amendment”) is entered into as of this 10th day of August, 2010 by and among RCLC, Inc. (formerly known as Ronson Corporation), a New Jersey corporation (“Parent”), RCPC Liquidating Corp. (formerly known as Ronson Consumer Products Corporation), a New Jersey corporation (“RCPC”), Ronson Aviation, Inc., a New Jersey corporation (“RAI”) and RCC Inc. (formerly known as Ronson Corporation of Canada Ltd.), an Ontario corporation (“Ronson Canada”) (RCPC and RAI are collectively and individually referred to as the “Domestic Borrower” or “Domestic Borrowers”; the Domestic Borrower and Ronson Canada are collectively and individually referred to as the “Borrower” or “Borrowers”, and the Borrowers, together with Parent are collectively and individually referred to as the “Obligors”) and Wells Fargo Bank, National Association (“Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS:

Borrowers and Lender are parties to a certain Credit and Security Agreement dated as of May 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), relating to financing by Lender to Borrowers.  Capitalized terms used but not specifically defined herein shall have the meanings provided for such terms in the Credit Agreement.

Certain Events of Default occurred under the Credit Agreement and, as a result thereof, Lender and Borrowers entered into that certain Forbearance Agreement dated as of March 29, 2009 (as amended modified, supplemented or restated from time to time, the “Forbearance Agreement”), whereby Lender agreed to forbear from exercising certain of its rights and remedies available under the Loan Documents as a result of the Existing Events of Default.

On February 2, 2010, Parent, RCPC and Ronson Canada consummated a transaction (the “Zippo Sale”) pursuant to which RCPC and Ronson Canada sold substantially all of their assets to Zippo Manufacturing Company and Nosnor, Inc., pursuant to an Asset Purchase Agreement dated as of October 5, 2010.  The net proceeds of the Zippo Sale were delivered to Lender in accordance with the terms of that certain letter agreement by and among Lender and Obligors dated as of February 2, 2010 and applied by Lender in accordance with and subject to the Thirteenth Amendment to Forbearance Agreement dated as of April 1, 2010.

The Forbearance Agreement expired pursuant to its terms on July 26, 2010.

Obligors have requested that Lender (i) amend the definition of Termination Event to extend the stated expiration date in the Forbearance Agreement from July 26, 2010 to August 13, 2010, (ii) waive the Termination Event arising from the fact that the Forbearance Agreement expired pursuant its terms on July 26, 2010 (the “Forbearance Default”) and (iii) amend certain terms and conditions of the Credit Agreement.

Lender has considered Borrowers’ requests and, in an effort to continue working with Borrowers, hereby agrees to (i) waive the Forbearance Default and (ii) amend the Forbearance Agreement and the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Amendment to Forbearance Agreement.  As of the date hereof, Section 2(b) of the Forbearance Agreement shall be amended and restated in its entirety to read as follows:

(b)           For purposes of this Agreement, a “Termination Event” shall mean the earliest to occur of (i) August 16, 2010 and (ii) any one or more of the following:

(A)           the failure of the Obligors to comply with the terms, covenants, agreements and conditions of this Agreement;

(B)           any representation or warranty made herein shall be incorrect in any material respect;

(C)           the occurrence of any Event of Default under the Credit Agreement, other than (i) the Existing Events of Default or (ii) breach by Obligors of their obligation pursuant to (a) Section 6.1(a) of the Credit Agreement to deliver audited year end annual financial statements for the fiscal year ending December 31, 2008 within 90 days of the end of such fiscal year or (b) Section 6.1(c) of the Credit Agreement to deliver monthly financial statements to Lender for the months ending October 31, 2009, November 30, 2009, December 31, 2009,  January 31, 2010, February 28, 2010, March 31, 2010, April 30, 2010, May 31, 2010 and June 30, 2010 within 30 days of the end of such months;

(D)           Obligors shall fail to employ a CRO (as defined below) throughout the term of this Agreement;

(E)           subject to Paragraph 6(b) below, Obligors shall fail to employ an investment banking firm reasonably acceptable to Lender to market and sell RAI or its assets throughout the term of this Agreement and/or such investment banking firm shall fail to diligently pursue such sale consistent with the terms of its retention;

(F)           in the Lender’s discretion, it determines that Parent is no longer actively pursuing a Liquidity Transaction;

(G)           any Person, other than Lender, shall exercise its rights and remedies against the Obligors as a result of defaults or events of defaults arising under any agreement between Obligors and such Person due to cross-defaults arising from the Existing Events of Default; and

(H)           Obligors shall have executed an asset purchase agreement for the sale of RAI’s assets and the Freeholders of Mercer County, New Jersey shall have formally approved the assignment of that certain lease by and between Ronson Helicopters, Inc. (now known as RAI), as lessee, and County of Mercer, as lessor, dated May 14, 1975 (as amended, the “Lease”) to the proposed purchaser under such asset purchase agreement.

2.            Funding of RAI Pending Closing of the RAI Sale.  Obligors acknowledge and agree that as a result of the consummation of the Zippo Sale, RCPC and Ronson Canada shall no longer be permitted to request Advances under the Credit Agreement and any remaining assets of RCPC and/or Ronson Canada shall no longer be considered in any borrowing base calculation.  Notwithstanding the foregoing, Lender and Obligors agree that RAI shall be authorized, until the occurrence of a Termination Event, to request Advances subject to the terms of the Credit Agreement as modified by this Amendment.  Obligors and Lender further agree that Lender shall have no obligation to make Advances to RAI  after the occurrence of a Termination Event.

3.            Limited Waiver.  Lender hereby waives the Forbearance Default.  This waiver shall be effective upon Obligor’s execution and delivery of this Amendment to Lender.  This waiver is being given as a one time accommodation only and shall not obligate Lender, or be construed to require Lender, to waive any other or future Defaults or Events of Default under the Credit Agreement, the Forbearance Agreement or any other or future defaults or events of default under any other Loan Document.  This waiver shall not release Obligors in any way from any of their duties, obligations, covenants or agreements under the Loan Documents or the Forbearance Agreement or from the consequences of any other or future Defaults or Events of Default under the Credit Agreement, the Forbearance Agreement or from any other or future defaults or events of default under the other Loan Documents.

4.            Amendments to Credit and Security Agreement.  The following definitions set forth in section 1.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Accommodation Overadvance Limit” means an amount up to  $2,275,000 from the date of that certain Twenty-First Amendment to Forbearance Agreement through the occurrence of a Termination Event (as such term is defined in the Forbearance Agreement).

“Maximum Line Amount” means $2,500,000, unless such amount is reduced pursuant to Section 2.12, in which case it means such lower amount.”

5.            Fee.  In consideration for Lender’s agreement to (i) enter into this Amendment, and (ii) negotiate a debtor in possession financing facility with the Obligors (and consent to the use of cash collateral in the event of a bankruptcy filing, consistent with an agreed-upon budget), Obligors shall pay to Lender a fee in an amount equal to Two-Hundred Twenty-Five Thousand Dollars ($225,000), which shall be (i) fully earned and non-refundable upon execution and delivery of this Amendment, (ii) included as part of the Indebtedness of Obligors to Lender under the Credit Agreement and (iii) charged as a Revolving Advance under the Credit Agreement upon execution of this Amendment.  Obligors acknowledge and agree that the fee provided for herein shall be in addition to the forbearance fee paid to Lender pursuant to the Forbearance Agreement, as modified by that certain Seventh Amendment to Forbearance Agreement dated as of July 31, 2009.

6.            Custodial Funds.  Obligors, and their counsel, Cole, Schotz, Meisel, Forman & Leonard, P.A. (“Cole Schotz”), hereby acknowledge and agree that Lender’s agreement set forth in that certain (i) Thirteenth Amendment to Forbearance Agreement (the “13th Amendment”) and (ii) email correspondence from David M. Bass, Esq., to the Obligors and Lender dated March 11, 2010 (the “March 11th Email”), to apply the Custodial Funds (as defined in the 13th Amendment) in accordance with the term of the 13th Amendment and the March 11th Email are hereby modified as follows:

(a)            The amount to be restored to the Custodial Account (as defined in the 13th Amendment) by Lender shall be in an amount equal to the lesser of (i) $2,527,556.71, and (ii) that portion of the proceeds of sale of RAI’s assets (the “RAI Sale”) in excess of the amount of the then outstanding Indebtedness due and owing by Obligors immediately prior to the closing of the RAI Sale and attributable to RAI (such amount being referred to as the “Restored Custodial Funds”);

(b)            Immediately prior to the closing of the RAI Sale, Lender shall make an Advance to RCPC (the “RCPC Advance”) directly into the Custodial Account in an amount equal to the amount of the Restored Custodial Funds;

(c)            The payoff amount to be received by Lender upon the closing of the RAI Sale shall be the total amount of the then outstanding Indebtedness due and owing by Obligors on such date (which for purposes of clarity shall include the amount of the RCPC Advance, plus all other amounts due and owing to Lender by Obligors upon the closing of the RAI Sale) (the “Payoff Amount”);

(d)            Upon receipt by Lender of the Payoff Amount, Lender shall apply the Payoff Amount to the repayment in full of all Indebtedness due and owing to Lender by the Obligors (including the amount of the RCPC Advance);  and

(e)            The Restored Custodial Funds shall be returned to Parent and RCPC immediately after the receipt by Lender of the Payoff Amount, subject to payment of any ordinary and customary fees and expenses associated with maintaining the Custodial Account, upon request and in accordance with instructions provided to Lender by Obligors consistent with this Amendment.

Cole Schotz acknowledges and agrees that it has received payment in full of the fees and expenses that were the subject of the March 11th email from the funds previously earmarked for that purpose.  Obligors and Cole Schotz hereby (i) release Lender from its obligation to apply the Custodial Funds on the terms and conditions set forth in the 13th Amendment and the March 11th email and (ii) acknowledge and agree that the terms as set forth above, shall be substituted for the terms of the 13th Amendment and the March 11th Email as they relate to the Custodial Funds.

7.           Interest Rate on Accommodation Overadvance.  Obligors acknowledge and agree that interest on the Accommodation Overadvance shall accrue at a rate equal to the Prime Rate plus eight percent (8.00%) per annum.

8.            Conditions.  Lender’s agreement to further forbear from exercising its rights and remedies pursuant to this Agreement is conditioned upon:

(a)           execution and delivery by the Obligors and Lender of this Agreement; and

(b)           such other matters as Lender may reasonably require.

9.            Sums Secured; Estoppel.  The Obligors acknowledge and reaffirm that their obligations to Lender as set forth in and evidenced by the Loan Documents are due and owing without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof.  To the extent that any defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, the Obligors waive and release Lender from the same.

10.            No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Forbearance Agreement shall remain in full force and effect.

11.            References.  All references in the Forbearance Agreement to “this Agreement” shall be deemed to refer to the Forbearance Agreement as amended hereby.

12.            No Waiver. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, a waiver of any Termination Event under the Forbearance Agreement or breach, default or event of default under any Loan Documents or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

13.            Waiver and Release of Claims and Defenses.  The Obligors hereby waive and release all claims and demands of any nature whatsoever that they now have or may have against Lender, whether arising under the Loan Documents or by any acts or omissions of Lender, or any of its directors, officers, employees, affiliates, attorneys or agents, or otherwise, and whether known or unknown, existing as of the date of the execution of this Amendment, and further waive and release any and all defenses of any nature whatsoever to the payment of the Obligations or the performance of their obligations under Loan Documents.

14.            Reaffirmation of Loan Documents.  The Obligors hereby agree with, reaffirm and acknowledge their representations and warranties contained in the Loan Documents.  Furthermore, the Obligors represent that their representations and warranties contained in the Loan Documents continue to be true and in full force and effect.  This agreement, reaffirmation and acknowledgment is given to Lender by the Obligors without defenses, claims or counterclaims of any kind.  To the extent that any such defenses, claims or counterclaims against Lender may exist, the Obligors waive and release Lender from same.

15.            Ratification and Reaffirmation of Loan Documents.  The Obligors ratify and reaffirm all terms, covenants, conditions and agreements contained in the Loan Documents.

16.            No Preferential Treatment.  No Obligor has entered into this Amendment to provide any preferential treatment to Lender or any other creditor.

17.            Legal Representation.  Each of the parties hereto acknowledge that they have been represented by independent legal counsel in connection with the execution of this Amendment, that they are fully aware of the terms and conditions contained herein, and that they have entered into and executed the within Amendment as a voluntary action and without coercion or duress of any kind.

18.            Partial Invalidity; No Repudiation. If any of the provisions of this Amendment shall contravene or be held invalid under the laws of any jurisdiction, this Amendment shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Amendment in any jurisdiction.

19.            Binding Effect.  This Amendment is binding upon the parties hereto and their respective heirs, administrators, executors, officers, directors, representatives and agents.

20.            Governing Law.  This Amendment shall be governed by the laws of the State of New York.

21.            WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY, AS TO ANY ACTION WHICH MAY ARISE AS A RESULT OF THE LOAN DOCUMENTS, THE FORBEARANCE AGREEMENT, THIS AMENDMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

22.            Counterparts.  This Amendment and/or any documentation contemplated or required in connection herewith may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be considered one and the same document.  Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, do hereby execute this Amendment the date and year first above written.

RCLC, INC. (f/k/a RONSON CORPORATION) By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer
RCPC LIQUIDATING CORP. (f/k/a/ RONSON CONSUMER PRODUCTS CORPORATION) By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer
RONSON AVIATION, INC. By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer
RCC INC. (f/k/a RONSON CORPORATION OF CANADA LTD.) By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Peter Gannon Peter Gannon, Vice President

COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A., (solely to
acknowledge the agreement set forth in Paragraph 6 hereof)

By:/s/ David M. Bass____________________
     David M. Bass, Esq., a Member